EXHIBIT 99.1


                                                FOR FURTHER INFORMATION CONTACT:
                                                               Eugene F. Hovanec
                                                       Vice President, Finance &
                                                         Chief Financial Officer
                                                                  (805) 388-3700

FOR IMMEDIATE RELEASE


                       Vitesse Semiconductor Corporation
                    Completes Acquisition of Orologic, Inc.

Camarillo, CA (Monday, April 10, 2000) Vitesse Semiconductor Corporation (NASDAQ: VTSS) ("Vitesse" or the "Company") announced today that it completed the acquisition of all of the equity interests of Orologic, Inc. ("Orologic") for $450 million in common stock on March 31, 2000. The transaction will be accounted for as a purchase. Excluding the effects of the acquisition related write-offs and amortization of goodwill and other intangibles, Vitesse expects the acquisition to be slightly dilutive to earnings.

Vitesse Semiconductor Corporation is a world leader in the design, development, manufacturing and marketing of high bandwidth communications Ics for next generation DWDM and optical networking. The company's products address the product needs of Core, Access and Enterprise netwek equipment manufacturers who demand a combination of high speed, high complexity and low power dissipation.

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